UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC  20549
                   ___________________________________
                                FORM SB-2
                   ___________________________________

                          REGISTRATION STATEMENT
                                UNDER THE
                          SECURITIES ACT OF 1933

                          KENTEX PETROLEUM, INC.
              (Name of Small Business Issuer in Its Charter)

          Nevada                      6770                       87-0645378
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                      4685 Highland Drive, Suite 202
                        Salt Lake City, Utah 84117
                              (801) 278-9424

      (Address and Telephone Number of Principal Executive Offices)

                      4685 Highland Drive, Suite 202
                        Salt Lake City, Utah 84117
                              (801) 278-9424

     (Address of Principal Place of Business or Intended Principal Place of
                                Business)

                       Branden T. Burningham, Esq.
                       Leonard W. Burningham, Esq.
                         Burningham & Burningham
                       Hermes Building   Suite 205
                        Salt Lake City, Utah 84111
                              (801) 363-7411

        (Name, Address and Telephone Number of Agent for Service)

                                Copies To:

                           Joel M. Handel, Esq.
               Brown Raysman Millstein Felder & Steiner LLP
                             900 Third Avenue
                            New York, NY 10022
                              (212) 895-2000

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [X].

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.     [  ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.        [   ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.        [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.      [   ]

==============================================================================
                     CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share (1)   Price (1)      Fee

Common Stock $.001 par    1,000,000    $5.00      $ 5,000,000      $  633.50
value to be sold by
TTA Technologies Ltd.,
the controlling
stockholder of the
Company

Common Stock $.001 par    1,000,000    $5.00      $ 5,000,000      $  633.50
value to be sold by the
Company

Totals                    2,000,000    $5.00      $10,000,000      $1,267.00
==============================================================================

(1) There is no current market for the securities and the initial offering price and the gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o). It is the intention of the Company and the selling stockholder that the shares will be sold at an initial offering price of $5.00 per share.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

EXPLANATORY NOTE: ON DECEMBER 20, 2004, KENTEX PETROLEUM, INC., A NEVADA CORPORATION, AND VIDREV TECHNOLOGIES, INC., A FLORIDA CORPORATION, EXECUTED AN AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT"), BY WHICH VIDREV TECHNOLOGIES, INC. AGREED TO MERGE WITH AND INTO KENTEX PETROLEUM, INC., WITH KENTEX PETROLEUM, INC. BEING THE SURVIVING CORPORATION IN THE MERGER UNDER ITS NEW NAME OF "VIDREV TECHNOLOGIES, INC." (THE "MERGER").

IN CONNECTION WITH THE MERGER, A JOINT INFORMATION STATEMENT/PROSPECTUS ON FORM S-4 (REGISTRATION NO. 333-121819) WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON JANUARY 3, 2005. THE CLOSING OF THE MERGER IS SUBJECT TO SEVERAL CONDITIONS, INCLUDING THE SEC'S DECLARATION OF EFFECTIVENESS OF SUCH FORM S-4 REGISTRATION STATEMENT AND THE PARTIES FILING THIS REGISTRATION STATEMENT ON FORM SB-2. THIS PROSPECTUS IS BEING FILED UNDER THE ASSUMPTION THAT THE SEC WILL DECLARE SUCH FORM S-4 REGISTRATION STATEMENT EFFECTIVE AND THE MERGER WILL BE COMPLETED.

AS USED HEREIN, PRE-MERGER VIDREV TECHNOLOGIES, INC. SHALL BE REFERRED TO AS "PRE-MERGER VIDREV" AND PRE-MERGER KENTEX PETROLEUM, INC. SHALL BE REFERRED TO AS "KENTEX." ALL REFERENCES TO "WE," "OUR," "US," "VIDREV," OR THE "COMPANY," SHALL REFER TO THE SURVIVING COMPANY IN THE MERGER, VIDREV TECHNOLOGIES, INC., A NEVADA CORPORATION.

Prospectus

             Subject to Completion, dated _________ __, 2005

                        VidRev Technologies, Inc.

                             2,000,000 Shares
                               Common Stock

We are registering a total of 2,000,000 shares of our common stock. Of the shares of common stock being registered, 1,000,000 are being registered for resale by our selling stockholder, TTA Technologies Ltd., which is also our controlling stockholder ("TTA" or the "Selling Stockholder"), and 1,000,000 are being registered for sale by the Company. It is the intention of the Company and TTA that the common stock will be sold at an initial offering price of $5.00 per share. However, there can be no assurance that the common stock will be sold at such initial offering price. If the market price of our common stock falls significantly below the $5.00 initial offering price, we may be forced to withdraw the unsold shares from this offering or file a post-effective amendment to this registration statement offering the unsold shares at a lower per share price. The common stock offered is on a best efforts and continuous basis until December 31, 2005. We reserve the right to end this offering prior to December 31, 2005, whether or not all of the shares of common stock have been sold.

We will not receive any proceeds from the resale of any of the 1,000,000 shares of common stock by TTA. We will be selling all of the 1,000,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

There is no established public market for our common stock and we have arbitrarily determined the initial offering price. Our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted or that any market for our stock will ever develop.
INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE ___.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our principal executive offices are located at 1880 Century Park East, Suite 700, Los Angeles, California 90067 and our telephone number is (310) 407-5352.

      The date of this Prospectus is _________ ___, 2005.

                        TABLE OF CONTENTS
                                                                         Page
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
FORWARD LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 9
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . .12
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
SELLING STOCKHOLDER. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .13
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
DIRECTORS AND EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . .15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . .22
DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . .23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . . .30
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . .31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . .32
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
FURTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .35
PART II   INFORMATION NOT REQUIRED IN PROSPECTUS . . . . . . . . . . . . .37
ITEM 27. UNDERTAKINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .39
SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

                        PROSPECTUS SUMMARY

     This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the section entitled "Risk Factors" and the financial statements and pro forma financial statements prior to making an investment decision.

The Company
-----------

     We seek to provide powerful, reliable and user-friendly software solutions for videoconferencing, video broadcast, video security and peer-to-peer video communication.

     With video compression technology that we license from our controlling stockholder, TTA Technologies Ltd. ("TTA"), we have created software solutions that we believe are more powerful and advanced than similar products in the market in terms of picture size and resolution, bandwidth requirements, audio/video synchronization, and application features.

     In addition to meeting the videoconferencing needs of home and corporate users, we plan to offer to large original equipment manufacturers low-maintenance, high-margin software packages. By carefully selecting strategic partners and resellers, we hope to reach a substantial number of customers and businesses while maintaining low overhead expenses.

     Our software applications deliver near-television quality, up to full-screen video over the Internet at a fraction of the normally required bandwidth. Our products provide crisp, synchronized audio and visual with almost no pixilation. With our software, a customer only needs a web cam and an Internet connection (preferably high-speed for optimal performance) to videoconference.

     VidRev has four main applications:

     *    VidPhone - for one-on-one conversations;

     *    VidConference - for multiple-user conferencing;

     *    VidBroadcast - for broadcasting live feeds to thousands of users;
          and

     *    VidSecure - for remote security-feed monitoring.

     We believe our products will eliminate the need for bulky and costly hardware, reduce the long lead-times for setup, and remove the distribution complications encountered with multi-site rollouts.

History of the Company
----------------------

     The Company was incorporated in Nevada in 1983 under the name Kentex Petroleum, Inc. In March of 1983, we completed a merger. Kentex then began pursuing opportunities in the development and production of oil well facilities, including entering into leases and partnerships and acting as general partner of ventures. These operations proved to be unsuccessful and ended over 10 years ago and Kentex discontinued operations until __________, 2005, when it acquired VidRev Technologies, Inc, a Florida corporation, through a merger. Pursuant to this merger, each share of the common stock of Pre-Merger VidRev issued and outstanding was exchanged for one validly issued, fully paid and nonassessable share of common stock of Kentex, the surviving company. As conditions to closing the Merger, Kentex changed its name to "VidRev Technologies, Inc." and filed this prospectus with the Securities and Exchange Commission. We sometimes refer to that transaction as the "Merger".

     Pre-Merger VidRev was formed in February 2004 to license and distribute video conferencing and compression technology, which is now our business.

     As used herein, pre-Merger VidRev Technologies, Inc. shall be referred to as "Pre-Merger VidRev" and pre-Merger Kentex Petroleum, Inc. shall be referred to as "Kentex." All references to "we," "us," "VidRev," or the "Company" refers to the surviving post-Merger company, VidRev Technologies, Inc., a Nevada corporation.

Securities Offered
------------------

     We are registering a total of 2,000,000 shares of our common stock. Of the shares being registered, 1,000,000 are being registered for resale by the Selling Stockholder, and 1,000,000 are being registered for sale by the Company. It is the intention of the Company and the Selling Stockholder that the shares will be sold at an initial offering price of $5.00 per share. However, there can be no assurance that the shares will be sold at such initial offering price.

Use of Proceeds
---------------

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholder. Any proceeds we receive from the sale of our common stock will be used for product development, marketing and sales, general and administrative expenses and working capital purposes. Investors should be aware that there is no assurance that we will sell any of the common stock offered and that our offering does not require any minimum number of shares of common stock to be purchased.

Plan of Distribution
--------------------

     TTA Technologies Ltd. ("TTA" or the "Selling Shareholder"), our controlling stockholder and the Selling Stockholder, is offering 1,000,000 shares of our common stock. We are not aware of any underwriting arrangements that have been entered into by TTA. The distribution of the common stock by TTA may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions. TTA and VidRev have agreed that any sales of common stock that are effected through a broker will be allocated equally on a daily basis between the accounts of TTA and VidRev.

Selling Stockholder -- TTA Technologies Ltd.
--------------------------------------------

     TTA was organized under the laws of the Bahamas on December 3, 2003.
TTA has invested in and licenses software used for video conferencing, video telephony, security and compression and transmission of electronic files in connection with the World Wide Web. TTA has licensed the video over intellectual property compression technology in the United States to VidRev. TTA's principal executive offices are located at First Commercial Center, East Mall Drive and Pioneers Way, P.O. Box F 44656, Freeport, GBI, The Bahamas and its phone number is (242) 373-3405.

                          RISK FACTORS

     An investment in the common stock involves a high degree of risk, including a risk of loss of an investor's entire investment in the Company. Prospective investors should consider carefully, in addition to the other information contained in this prospectus, the following risk factors before purchasing any of the common stock.

Pre-Merger VidRev's auditors issued a "going concern" audit opinion
-------------------------------------------------------------------

     Pre-Merger VidRev's financial statements as of September 30, 2004 were prepared on the assumption that it will continue as a going concern. Pre-Merger VidRev's independent auditors issued a report dated November 8, 2004 stating that its recurring net losses and net operating cash deficiencies, and insufficient funds on hand to meet its current debt obligations raise substantial doubt as to its ability to continue as a going concern. You should review carefully the report of Davis, Monk & Company. There can be no assurance that we will be able to continue as a going concern. If we are unable to do so, our common stock may have little or no value.

Pre-Merger VidRev's auditors expressed concern regarding its internal control procedures; we are subject to the same concern
----------------------------------------------

     Pre-Merger VidRev had one full-time employee who carried out all corporate functions, including cash receipts and disbursements and all accounting functions. Pre-Merger VidRev's independent auditors issued a letter to its management dated November 8, 2004 stating that such lack of segregation of duties created a material weakness in its internal control procedures in that one person had access to its assets and accounting records. We are relying on the same person for such functions and procedures. Because we have not yet addressed this issue and will be unable to address this issue until we have obtained sufficient resources, such weakness in internal control procedures could adversely affect our ability to initiate, record, process and report financial data consistent with the assertions of management in our financial statements.

We are a development stage company and we have no meaningful operating history on which to evaluate our business or prospects
----------------------------------------------

     We acquired Pre-Merger VidRev on ___________, 2005. For several years prior to that acquisition, we did not engage in any business. Pre-Merger VidRev was formed in February 2004 to license and distribute video conferencing and compression technology. This is now our only business. VidRev has only a limited operating history and has generated little revenue. Our limited operating history makes it difficult to evaluate our business prospects and future performance. Our business prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as videoconferencing and compression technology.

We will likely need to raise additional capital in the future and if we cannot meet our future capital requirements, we may not be able to conduct our business as planned
-------------------

     Our future capital requirements will depend on many factors, including but not limited to: (1) the success of this offering, (2) the willingness and ability of TTA to fund our operations, if necessary, (3) the market acceptance of our products and sublicenses, (4) the levels of promotion and marketing required to attain a competitive position in the marketplace, (5) the extent to which TTA and the Company invests in new technology and improvements on our existing technology, and (6) the response of competitors to our products and sublicenses. To the extent that resources and revenue from the sales of our products and sublicenses and the proceeds of this offering are insufficient to fund our activities over the long-term, we may need to raise additional funds through additional equity or debt financing or from other sources. The sale of convertible debt or additional equity may result in dilution of your ownership, and such securities may have rights, preferences or privileges senior to the common stock offered hereunder. To the extent that we rely upon debt financing, we will incur the obligation to repay the funds borrowed with interest and may become subject to covenants and restrictions that restrict our operating flexibility. No assurances can be given that equity or debt financing will be available or that, if available, it can be obtained on terms favorable to us. Failure to obtain necessary financing could have a material adverse effect on our business, financial condition and results of operations.

We license our technology from our controlling stockholder, TTA, and loss of this license would prevent or delay sales and/or sublicense of our products; we are dependent on TTA for its technology
------------------------------------------

     The technology that we incorporate in our products is licensed from TTA. The loss of this license would prevent sales of our products and sublicenses and increase our costs until we can develop or identify and license substitute technologies and successfully integrate those technologies into our products. Even if substitute technologies were available, we may be unable to license those technologies on commercially reasonable terms, if at all. It is likely that we will license additional technologies from TTA in the future, which will create similar risks.

     Moreover, we act primarily as the United States distributor and licensee of technology offered by TTA and generally will not create, develop, license or sell our own technology. We are dependent on TTA for its technology.
There can be no assurance that TTA will obtain and license successful products or marketable technologies to us and any inability to do so would have a material adverse effect on our business, results of operations and financial condition.

Our license from TTA prohibits us from selling products and distributing sublicenses outside the continental United States and in certain markets within the United States
------------------------

     The license that TTA has granted us prohibits us from selling products or distributing sublicenses outside the continental United States or within the United States if the product or use of the sublicense is for pornographic or adult entertainment purposes. The restrictions on this license limit the revenue sources of our technology and our potential for growth.

Existing or new competitors may develop competing or superior videoconferencing technology
----------------------------

     Just as TTA has invested in the development of new videoconferencing technology, other entities, including existing competitors and unknown start-up ventures, may develop superior technologies, which may render our licensed technology obsolete or economically uncompetitive. There can be no assurance that competing videoconferencing technologies will not emerge and prevent us from achieving or sustaining profitable operations.

     The market for videoconferencing technology and applications is extremely competitive with both large international companies, including AT&T Corp., Sony Corporation, Polycom, Inc. and Cisco Systems, Inc., and smaller firms developing new technologies. The large companies have the capital, technology, personnel and marketing strength to support their existing products and develop new products to meet the market's needs for inexpensive, easy to use and high quality videoconferencing tools and services. Additionally, many of our smaller competitors have significant financial, technical and marketing resources to develop and market new products and services.

Dependence on management
------------------------
     Our ability to achieve profitable operations depends upon our ability to retain, hire and train essential personnel. Since there is competition for talented personnel, there is no assurance that we will be successful in this regard. The loss of services of one or more of our executive officers or consultants, whether because of death, disability or otherwise, could have a material adverse effect upon our business.

Managing growth
---------------

     Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our future operating results will depend on the ability of our management to implement and improve our systems for operations, financial control and information management, and to recruit, train and manage our employee base. There can be no assurance that we will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on our business, results of operations and financial condition.

TTA may not be successful in protecting its intellectual property and proprietary rights, which would harm us
---------------------------------------

     Our success will depend in part on TTA's ability to secure and/or license patents and TTA's and our ability to preserve other intellectual property rights. TTA and we will attempt to protect proprietary information with contractual arrangements and under patent and trade secret laws. In addition, TTA and we will require our respective employees and consultants to enter into agreements containing provisions with respect to confidentiality and the assignment of their intellectual property. If these measures fail to adequately protect TTA and our intellectual property rights, our business will not be successful.

Others may bring infringement actions against TTA or VidRev, which could be time-consuming and expensive to defend
--------------------------------------

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. TTA and VidRev may, from time to time, receive notifications of claims that either TTA or VidRev or companies through which they have secured patents may be infringing on patents or intellectual property rights owned by third parties. While there is currently no intellectual property litigation pending against TTA or VidRev, TTA or VidRev may become a party to this type of litigation in the future. Such lawsuits could subject VidRev to significant liability for damages and invalidate TTA's and our proprietary rights. Any potential intellectual property litigation also could force us to do one or more of the following:

     * stop selling or licensing our products or using technology that contains the allegedly infringing intellectual property;

     * attempt to obtain a license to the relevant intellectual property, which license may not be available on reasonable terms or at all; and

     * attempt to redesign those products that contain the allegedly infringing intellectual property.

     If we are forced to take any of the foregoing actions, we may be unable to sell and/or sublicense our products and technology. In addition, TTA and VidRev may not be able to develop, license or acquire non-infringing technology under reasonable terms, if at all. These developments would adversely affect our business.

If our software disrupts the functioning of other applications, we may experience customer dissatisfaction, loss of customers, or both, and be exposed to lawsuits
-------------------

     Complex software products such as ours often contain defects, particularly when first introduced or updated, which can adversely affect performance or result in inaccurate data. Any errors in our software products or sublicensed technology could result in adverse publicity, loss of reputation or credibility, loss of or delay in market acceptance and claims by customers against us. Any of these results could seriously harm our business, results of operations and financial condition. We may not discover software defects that adversely affect our products until after they are deployed. Our sublicense agreements will typically contain provisions that attempt to limit our liability, but these provisions may not be enforceable in all circumstances. In some circumstances, we may be liable for damages caused by those errors, which could seriously harm our business. We intend to carry only limited amounts of product liability insurance, which may be insufficient to protect us from all losses we suffer.

TTA owns a substantial percentage of our common stock and has the ability to control virtually all matters requiring stockholder approval
------------------------------------------------------------

     TTA owns approximately 93% of our outstanding common stock and, after this offering will own approximately 89.7% of our common stock, assuming sales of all two million shares of common stock in this offering. TTA has, and will have after the offering, the ability to control virtually all matters requiring stockholder approval, including the election of directors and the determination of significant corporate actions. This concentration of ownership could depress our stock price or prevent a change in control that might otherwise be beneficial to you.

Risks of financial forecasts
----------------------------

     Financial forecasts for our business are prepared based on the assumptions stated herein. Actual operating results, especially in the early expansion stage of companies with limited operating histories, are impossible to predict. No representation of any kind exists regarding the future accuracy or completeness of these forecasts. It is almost certain that actual results will be different from those forecast and the differences could be material.

There is currently no market for our common stock and there can be no assurance that one will develop
-------------------------------

     There has been no trading market for our common stock. Although we will apply to list our common stock on the Over The Counter Bulletin Board, there can be no assurance that our application will be granted or that an active market will develop for our common stock. Therefore, it may be difficult to sell the commonn stock received in this offering. In addition, even if you are able to sell our common stock, its market price may fluctuate significantly due to a number of factors, some of which will be beyond our control, including but not limited to:

     1. the potential absence of securities analysts covering VidRev and distributing research and recommendations about us;

     2. changes in earnings estimates by securities analysts or our ability to meet those estimates;

     3. the operating results and stock price performance of other comparable companies;

     4.   overall stock market fluctuations; and

     5. economic conditions generally and in the technology sector in particular.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of VidRev's actual operating performance.

Our common stock will likely be considered a penny stock, whose purchase can be risky.
---------

     In the event that a public trading market develops for our shares of common stock, they may be classified as a "penny stock" depending upon their market price and the manner in which they are traded. Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share and is not admitted for quotation and does not trade on the Nasdaq Stock Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotations and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock. Thus an investor may lose his entire investment in a penny stock and consequently should be cautious of any purchase of penny stocks.

                   FORWARD LOOKING STATEMENTS

     This prospectus includes forward-looking statements. You can identify these forward-looking statements when you see us using words such as "expect," "anticipate," "estimate," "believe," "intend," "may," "predict," and other similar expressions. All forward-looking statements are based on current expectations and assumptions. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors," and include, among others:

     *    the failure of our business plan;

     *    our inability to raise additional capital;

     *    the loss of our technology license from TTA;

     * the development of competing or superior videoconferencing technology;

     * the impact of intellectual property litigation and infringement claims; and

     * our failure to manage successfully the expansion of our operations.

     All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

                         USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Stockholder. It is the intention of the Company and the Selling Stockholder that the common stock will be sold at an initial offering price of $5.00 per share. However, there can be no assurance that the common stock will be sold at such initial offering price. If we sell all of the shares of common stock offered by the Company in this prospectus at the initial offering price, we will receive net proceeds of $4,950,000.

     The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's current business plan estimates. This table assumes that 100% of the shares will be sold at the initial offering price of $5.00 per share.

          Shares offered by the Company                1,000,000
          Shares sold                                  1,000,000

          Gross proceeds from offering                $5,000,000
          Less: offering expenses                        $50,000

          Net proceeds from the Company's offering    $4,950,000

          Use of net proceeds

               Marketing                              $2,475,000
               VidPhone product development             $860,500
               VidBroadcast equipment                   $615,000
               WiMax product development                $430,000
               Repay creditors and outstanding loans    $319,500
               Staffing needs                           $250,000

     The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's current business plan estimates. This table assumes that 75% of the shares will be sold, all at the initial offering price of $5.00 per share.

          Shares offered by the Company                 1,000,000
          Shares sold                                     750,000

          Gross proceeds from offering                 $3,750,000
          Less: offering expenses                         $50,000

          Net proceeds from the Company's offering     $3,700,000

          Use of net proceeds

               Marketing                               $1,991,000
               VidPhone product development              $610,500
               VidBroadcast equipment                    $380,000
               Staffing needs                            $250,000
               Repay creditors and outstanding loans     $243,500
               WiMax product development                 $225,000

     The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's current business plan estimates. This table assumes that 50% of the shares will be sold, all at the initial offering price of $5.00 per share.

     Shares offered by the Company                     1,000,000
     Shares sold                                         500,000

          Gross proceeds from offering                $2,500,000
          Less: offering expenses                        $50,000

          Net proceeds from the Company's offering    $2,450,000

          Use of net proceeds

               Marketing                              $1,370,200
               VidPhone product development             $405,000
               VidBroadcast equipment                   $245,000
               Repay creditors and outstanding loans    $158,500
               Staffing needs                           $158,500
               WiMax product development                $112,800

     The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's current business plan estimates. This table assumes that 25% of the shares will be sold, all at the initial offering price of $5.00 per share.

     Shares offered by the Company                     1,000,000
     Shares sold                                         250,000

          Gross proceeds from offering                $1,250,000
          Less: offering expenses                        $50,000

          Net proceeds from the Company's offering    $1,200,000

          Use of net proceeds

               Marketing                                $645,000
               VidPhone product development             $198,000
               VidBroadcast equipment                   $120,000
               Repay creditors and outstanding loans    $102,000
               Staffing needs                            $84,000
               WiMax product development                 $51,000

     The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the number of the shares set forth in each table above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in the industry and the environment in which we operate, and regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide you no assurance that one or more of such events will not occur.

                DETERMINATION OF OFFERING PRICE

     We have determined the initial offering price of the common stock in this offering. Because no underwriter or placement agent has sponsored this offering, the investors will not have the benefit of an offering price that was determined by negotiations between such party and us. The offering price of the common stock has been arbitrarily determined and bears no relationship to VidRev's assets, book value, historical earnings, net worth or any objective criterion of value.

     This Prospectus may be used to offer the common stock registered under the Registration Statement of which this Prospectus is a part. It is the intention of the Company and the Selling Stockholder that the common stock will be sold at an initial offering price of $5.00 per share. However, there can be no assurance that the common stock will be sold at such initial offering price.

                            DILUTION

     The pro forma net tangible book value of our common stock as of September 30, 2004, was $(237,748), or approximately $(0.01) per share. Pro forma net tangible book value per share represents the amount of our stockholders' equity less intangible assets, divided by 32,457,997 shares of common stock outstanding.

     Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale by us of 1,000,000 shares of common stock in this offering at an assumed initial offering price of $5.00 per share and after deducting the estimated offering expenses and the application of the estimated net proceeds from this offering, our pro forma net tangible book value as of September 30, 2004 would have been $4,712,252, or $0.14 per share. This represents an immediate increase in net tangible book value of $0.15 per share to existing stockholders and an immediate dilution in net tangible book value of $4.86 per share to purchasers of common stock in this offering.

     The following table illustrates the per share dilution:

          Assumed initial public offering price per share        $ 5.00
          Pro forma net tangible book value per share as of
          September 30, 2004                                     $(0.01)
          Increase per share attributable to new investors       $ 0.15
          Pro forma net tangible book value per share after this
          offering                                               $ 0.14
          Dilution per share to new investors                    $ 4.86

                      SELLING STOCKHOLDER

     We are registering pursuant to this prospectus 1,000,000 shares of common stock currently outstanding for the account of TTA Technologies Ltd. ("TTA" or the "Selling Stockholder"), our controlling stockholder and the licensor of our technology. From inception through January 13, 2005, TTA advanced to Pre-Merger VidRev a total of $166,900. This debt, which was assumed by us in the Merger, is evidenced by demand promissory notes that bear interest at the rate of five percent (5%) per annum. The percentage owned prior to and after the offering reflects all of the then outstanding common
stock.   The amount and percentage owned after the offering assumes the sale of all of the common stock being registered by the Company and on behalf of the Selling Stockholder.

Name        Amount Being    Total No.  % Owned Prior Number of Shares % Owned
            Registered      Currently  to Offering   Owned After      After
                            Owned                    Offering         Offering
TTA
Technologies
Ltd.         1,000,000      25,415,143     93        24,415,143        89.6

                      PLAN OF DISTRIBUTION

     The Selling Stockholder is offering 1,000,000 shares of our common stock. It is the intention of the Company and the Selling Stockholder that these shares will be sold at an initial offering price of $5.00 per share. However, there can be no assurance that the common stock will be sold at such initial offering price. We will not receive any proceeds from the sale of the common stock by the Selling Stockholder. We are not aware of any underwriting arrangements that have been entered into by the Selling Stockholder. The distribution of the common stock by the Selling Stockholder may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions. The Selling Stockholder and VidRev have agreed that any sales of common stock that are effected through a broker will be allocated equally on a daily basis between the accounts of the Selling Stockholder and VidRev.

     The Selling Stockholder may be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Because of such legal status, it may be liable for securities law violations in connection with any material misrepresentations or omissions made in this prospectus. In addition, commissions or discounts and other compensation paid to it may be regarded as underwriters' compensation. Further, the Selling Stockholder is responsible for compliance with the prospectus delivery requirements of the Securities Act.

     The Selling Stockholder may pledge all or a portion of the securities owned by it as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by the Selling Stockholder, the pledgee in such loan transaction would have the same rights of sale as the Selling Stockholder under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling stockholder. The Selling Stockholder also may enter into exchange traded listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Stockholder may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as the Selling Stockholder under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling stockholder. If the Company does not file a post-effective amendment with the Securities and Exchange Commission, 'pledges' and 'transferees' of the Selling Stockholder would not have rights to resell under this prospectus.

     In addition to, and without limiting, the foregoing, the Selling Stockholder and any other person participating in a distribution will be affected by the applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Stockholder or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Stockholder or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the latest of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

     All of the foregoing may affect the marketability of the securities. We will pay all the fees and expenses incident to the registration of the securities.

                       LEGAL PROCEEDINGS

     We are not the subject of any pending legal proceedings and, to the knowledge of management, no proceedings are presently contemplated against us by any federal, state or local governmental agency.

                DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information regarding our directors and executive officers. Our Board of Directors is comprised of six directors, which were all appointed upon the closing of the Merger. There are no family relationships between any of our directors or executive officers. Each of our directors is elected at our annual meeting of our stockholders and holds office until his successor is elected and qualified or until such director's earlier death, removal or termination.

Name                    Age     Position
Peter Brown             58      Director, Vice President and Secretary
David Clare             49      Director
Sy Eisenberg            74      Director
Errol Gerson            59      Director, Chief Operating Officer and Interim
                                President
Michael Noshay          55      Director
Ed Rollins              61      Director

     Peter Brown served as a director, Vice President and Secretary of Pre-Merger VidRev from May 2004 through the closing of the Merger. He now serves in those capacities for VidRev. Mr. Brown is a founding and managing partner at the law firm of Brown Raysman Millstein Felder & Steiner LLP. Mr. Brown speaks and writes extensively on intellectual property and technology issues. He co-authors a monthly column for the New York Law Journal and has co-authored two books: Emerging Technologies and the Law: Forms & Analysis and

Computer Law: Drafting and Negotiating Forms and Agreements. He has served as an expert witness on technology law matters in federal litigations and arbitrations. Mr. Brown has also served as an Adjunct Professor of Computer Law at Dartmouth College and as Co-Chair of the American Bar Association's Computer Litigation Committee. He is the former Chair of the Computer Law Committee of the Association of the Bar of the City of New York and is a member of the Board of Directors of the Computer Law Association. Mr. Brown is a graduate of Dartmouth College and received his J.D. at Columbia University School of Law.

     David Clare served as a director of Pre-Merger VidRev from July 2004 through the closing of the Merger. He now serves as a director of VidRev.
Mr. Clare is currently the Chairman and Senior Vice President of Champ Car World Series, LLC, a leading open-wheeled street car racing series. Mr. Clare is formerly the Chief Operating Officer of Championship Auto Racing Teams, Inc., a New York Stock Exchange listed company and predecessor of Champ Car World Series, LLC. Mr. Clare was also a director and officer of CART, Inc., a subsidiary of Championship Auto Racing Teams, Inc., when CART, Inc. filed for bankruptcy protection in December 2003. From 2000 to 2002, Mr. Clare served as Director of Sports Marketing at Merit/Burson-Marsteller, a global public relations and public affairs firm in Seoul, Korea. Mr. Clare is also a founder and former Managing Director of Event Promotion International Limited, where he was responsible for the company's management and development in areas such as sports marketing, event management and licensing. Mr. Clare attended the University of Leeds in the United Kingdom.

     Sy Eisenberg served as a director of Pre-Merger VidRev from February
2004 through the closing of the Merger. He also served as President of Pre-Merger VidRev until May 2004. He now serves as a director of VidRev. Mr. Eisenberg is President and director of Eisenberg Insurance Group and is a Florida licensed commercial real estate broker. He has been President and director of the IMF Corporation, American First Capital and the First Wall Street Corp. companies, which were involved in investment banking and financial services. He was Senior Vice-President of The Washington Group specializing in financial consulting, real estate and asset management. He served as President and director of Tolin Manufacturing Corp and Vice-President and director of Odell Inc., publicly held corporations that were merged with Papercraft Corp., a New York Stock Exchange listed company. Mr. Eisenberg is a former Vice Mayor and Commissioner and Chairman of the Finance Committee for the City of Miami Beach, Florida and was elected for four terms. He also served on the Board of Directors for the Florida League of Cities Finance and Taxation Committee and was a member of the Policy Steering Committee of the National League of Cities. He served on the Board of Governors for the State of Florida Joint Underwriting Association and as a member of the Board of Governors of Barry University. He is the co-founder of the Center for International Security in Washington D.C. Mr. Eisenberg is a veteran of the U.S. Army and served with the Combat Engineers. He is a member of the Veterans of Foreign Wars and the American Legion.

     Errol Gerson served as a director, Chief Operating Officer and Interim President of Pre-Merger VidRev from May 2004 through the closing of the Merger. He now serves in those capacities for VidRev. From July 2001 through May 2004, Mr. Gerson was Chief Operating Officer of National Lampoon Networks,

Inc., a college television network. From 1997 through 2001, Mr. Gerson served as director of New Media at Creative Artists Agency, where he was responsible for integrating New Media into the existing core business and acquiring new clients. In 1992 he created Cow Interactive, one of the first Internet design and consulting companies in the United States, developing Internet sites for clients. Mr. Gerson is a graduate of the University of Southern California and received a Bachelor of Science in Accounting and his M.B.A. in Finance.

     Michael Noshay served as a director of Pre-Merger VidRev from August
2004 through the closing of the Merger. He now serves as a director of VidRev. Mr. Noshay co-founded IDS Telcom, a telecommunications service provider in 1989. With over 15 years experience in the telecommunications industry in executive and leadership positions, Michael Noshay is the President of IDS Telcom. In his capacity as President, he is responsible for developing new business opportunities for the company and negotiating all interconnection agreements with other telecom and related entities of the telecommunications industry. Prior to co-founding IDS, Mr. Noshay served in ownership/leadership roles in various businesses including construction, real estate,
manufacturing, distribution and the hotel industry.   He currently serves as a
member on the Board of Directors of USAT, LLC and as a Partner in a financial services company. Michael Noshay graduated with honors from Franklin & Marshall College in 1971 and later attended the University of Miami Law School.

     Edward Rollins served as a director of Pre-Merger VidRev from February 2004 through the closing of the Merger. He now serves as a director of VidRev. Mr. Rollins is a political commentator and strategist and was most recently the Co-Chairman and Campaign Manager of the Ross Perot Presidential Campaign. He has served in the administrations of three Presidents - Richard Nixon, Gerald Ford and Ronald Reagan and served as the National Campaign Director for President Regan's 1984 re-election campaign. Mr. Rollins has also served in the California legislature as the Republican Chief of Staff, Principal Assistant to the Republican Leader, and Assistant to the Speaker of the California State Assembly. Mr. Rollins is a graduate of the California State University system where he also completed graduate studies in Political Science and Public Administration.

Committees
----------

     VidRev does not currently have standing audit, nominating or compensation committees of the Board of Directors, or committees performing similar functions. VidRev has only recently begun operations and does not have the resources to attract individuals to serve on such committees, including a financial expert, to serve on the audit committee. VidRev understands the importance of such committees and will make every effort to establish them as resources become available.

Involvement in Certain Legal Proceedings
----------------------------------------

     Except as indicated below, during the past five years, none of our present or former directors or executive officers:

     * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

     * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     * was found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     Mr. David Clare, currently a member of our board of directors, was a director and officer of CART, Inc. when it filed for bankruptcy protection in December 2003.

Executive Compensation
----------------------

     The following table provides information about the compensation Pre-Merger VidRev paid to its executive officers and directors. No director or executive officer of Kentex has received any compensation from Kentex in the last two calendar years.
                           Summary Compensation Table
                           Long Term Compensation
                    Annual Compensation   Awards  Payouts
(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                                     Secur-
                                      Other          ities         All
Name and        Year or               Annual  Rest-  Under-  LTIP  Other
Principal       Period   Salary Bonus Compen- ricted lying   Pay-  Comp-
Position        Ended      ($)   ($)  sation  Stock  Options outs  ensat'n
--------------------------------------------------------------------------
Errol Gerson      2004  160,000(1)-     -    (1)       -      -     (1)
Director,
Chief
Operating
Officer and
Interim
President

Sy Eisenberg      2004      -     -     -     -        -      -     (2)
Director and
Former
President

Peter Brown       2004      -     -     -     -        -      -     (3)
Director, Vice
President and
Secretary

Ed Rollins        2004      -     -     -     -        -      -     (4)
Director

David Clare       2004      -     -     -     -        -      -     (5)
Director

Michael Noshay    2004      -     -     -     -        -      -      -
Director
_______________
     (1) Pursuant to an amendment to Mr. Gerson's employment agreement effective on December 1, 2004, Mr. Gerson agreed that his gross monthly compensation will be reduced to $11,000 per month until such time as VidRev has begun to earn not less than $25,000 per month of gross revenue, upon which he will assume his salary of $160,000 per annum pursuant to his original employment agreement. Mr. Gerson's employment agreement also provides long-term incentive compensation to Mr. Gerson through the award of 95,000 restricted shares of common stock of VidRev, which is subject to a three-year vesting schedule. Except to the extent such shares are vested, the shares shall be subject to forfeiture if Mr. Gerson is terminated. Mr. Gerson was also granted a signing bonus, whereby he was granted 20,000 shares of the common stock of Pre-Merger VidRev, which was exchanged for 20,000 shares of our common stock in the Merger. See "Employment and Consulting Agreements - Errol M. Gerson Employment Agreement". Pre-Merger VidRev also paid Mr. Gerson an aggregate of $9,500 for certain consulting services provided by Mr. Gerson to Pre-Merger VidRev prior to the execution of his employment agreement.

     (2) In consideration of Mr. Eisenberg's consulting services to Pre-Merger VidRev, he received 300,000 shares of Pre-Merger VidRev common stock, which was exchanged for 300,000 shares of our common stock in the Merger. Mr. Eisenberg is eligible to receive additional shares of VidRev's common stock pursuant to the terms of his consulting agreement with VidRev. See "Employment and Consulting Agreements - Sy Eisenberg Consulting Agreement".

     (3) In consideration of Mr. Brown's services to Pre-Merger VidRev, he received 20,000 shares of Pre-Merger VidRev common stock, which was exchanged for 20,000 shares of our common stock in the Merger.

     (4) Pursuant to his consulting agreement, Mr. Rollins received 10,000 shares of the common stock of Pre-Merger VidRev, which was exchanged for 10,000 shares of our common stock in the Merger. Mr. Rollins is to receive up to an additional 30,000 shares of our common stock pursuant to the terms of his consulting agreement with VidRev. See "Employment and Consulting Agreements - Edward J. Rollins Consulting Agreement".

     (5) Mr. Clare received 5,000 shares of Pre-Merger VidRev common stock, which was exchanged for 5,000 shares of our common stock in the Merger.

Compensation of Non-Employee Directors
--------------------------------------
     Except for directors who are also our employees, it is anticipated that each member of our Board of Directors will receive $2,500 plus out-of-pocket expenses and 500 shares of our common stock for each meeting such non-employee director attends.

Employment and Consulting Agreements
------------------------------------

     Errol M. Gerson Employment Agreement
     ------------------------------------

     Pre-Merger VidRev entered into an employment agreement with Errol M. Gerson on May 25, 2004, which was assumed by VidRev in the Merger. The employment agreement provides that Mr. Gerson shall serve as VidRev's Chief Operating Officer and shall hold the title of Interim President until such time as a President is employed by VidRev. Mr. Gerson's employment agreement states that he is entitled to an annual base salary of $160,000. Upon the consummation of outside financing to VidRev and/or the completion of the sale of securities by VidRev in an amount of not less than five million dollars in the aggregate, Mr. Gerson's base salary shall be increased to an annual rate of $180,000. Thereafter, Mr. Gerson's base salary will be subject to review on an annual basis, however, there is no guarantee of any future increase. Pre-Merger VidRev also paid Mr. Gerson an aggregate of $9,500 for certain consulting services provided by Mr. Gerson to Pre-Merger VidRev prior to the execution of the employment agreement.

      Mr. Gerson's employment agreement shall continue in effect until May
31, 2006. Subsequent to this initial expiration date, the employment agreement shall automatically renew for perpetual twelve-month terms unless either party provides written notice of intent not to renew no less than three months prior to expiration of the term.

     The employment agreement also provides long-term incentive compensation to Mr. Gerson through the grant of 95,000 restricted shares of common stock of VidRev, which is subject to a three-year vesting schedule. Except to the extent such shares are vested, the shares shall be subject to forfeiture by Mr. Gerson if termination for cause occurs. Mr. Gerson was also granted a signing bonus, whereby 20,000 shares of common stock of VidRev were granted. This signing bonus of 20,000 shares of common stock is not subject to a vesting schedule and vested immediately.

     Mr. Gerson's employment agreement states that VidRev may, without cause, and Mr. Gerson may, for good reason, terminate the agreement such that Mr. Gerson would receive his annual base salary through the end of the term of the employment agreement and such benefits as have accrued and are unpaid as of his termination date. In addition, all unvested shares of the long-term incentive compensation grant would vest immediately, and would become freely transferable.

     Lastly, the employment agreement stipulates that Mr. Gerson shall hold all confidential information in strict confidence and he shall refrain from competing with VidRev for a period of eighteen months from the date of termination.

     Pursuant to an amendment effective on December 1, 2004, Mr. Gerson agreed that the salary requirements of his employment contract will be amended as follows: the gross monthly compensation due to Mr. Gerson will be $11,000 per month until such time as VidRev has begun to earn not less than $25,000 per month of gross revenue, upon which he will assume his salary under his original employment agreement.

     Edward J. Rollins Consulting Agreement
     --------------------------------------

     Pre-Merger VidRev entered into a consulting agreement with Edward J. Rollins on May 12, 2004, which was assumed by VidRev in the Merger. Mr. Rollins will provide consulting services to VidRev relating to the promotion of VidRev, including, the marketing of VidRev's products, managing general public relations and press relations, assisting in negotiating and implementing license agreements with clients, recruiting officers and executives for VidRev and other services that may be requested by VidRev.

     In consideration for his consulting services, Mr. Rollins will receive 50,000 shares of VidRev common stock as follows: (a) 10,000 shares issued upon executing the consulting agreement and (b) 10,000 shares on each of May 1, 2005, November 1, 2005 and May 6, 2006, provided that the consulting agreement is in effect on those dates and that Mr. Rollins, in VidRev's judgment, is exercising reasonable efforts to fulfill his duties under the agreement. VidRev also reserves the right to adjust the number of shares to be issued to Mr. Rollins.

     The consulting agreement anticipates that Mr. Rollins will serve on the Board of Directors of VidRev and that Mr. Rollins will attend approximately four Board meetings per year. VidRev agrees to pay Mr. Rollins $2,500 per meeting as well as reasonable travel expenses. VidRev will also issue 500 shares of common stock of VidRev for each meeting attended.

     Mr. Rollins' consulting agreement shall continue in effect until May 11, 2006. Subsequent to this initial expiration date, the consulting agreement shall automatically renew for perpetual one-year terms. Either party may terminate the consulting agreement for any reason provided that 30 days written notice of termination is given.

     Lastly, the consulting agreement stipulates that Mr. Rollins shall hold all confidential information in strict confidence and he shall refrain from rendering services to any existing or potential competitors of VidRev for the duration of the agreement and for a period of 3 months from the date of termination.

     Sy Eisenberg Consulting Agreement
     ---------------------------------

     Pre-Merger VidRev entered into a consulting agreement with Sy Eisenberg on November 12, 2004, which was assumed by VidRev in the Merger. Mr. Eisenberg will provide consulting services to VidRev relating to the promotion of VidRev, including, the marking of VidRev's products, assisting in negotiating and implementing license agreements with clients, recruiting officers and executives for VidRev and other services that may be requested by VidRev.

     In consideration for his consulting services, Mr. Eisenberg received 300,000 restricted shares of VidRev common stock upon executing the consulting agreement. Mr. Eisenberg is also eligible to receive additional compensation, in the form of restricted VidRev common stock, for introducing clients to VidRev and successfully negotiating license agreements between VidRev and such clients.

     The consulting agreement anticipates that Mr. Eisenberg will serve on the Board of Directors of VidRev for an initial two-year term and that Mr. Eisenberg will attend approximately four Board meetings per year. VidRev agrees to pay Mr. Eisenberg $2,500 per meeting as well as reasonable travel expenses. VidRev will also issue 500 restricted shares of common stock of VidRev for each meeting attended.

     Mr. Eisenberg's consulting agreement shall continue in effect until November 11, 2006. Subsequent to this initial expiration date, the consulting agreement shall automatically renew for perpetual one-year terms. Either party may terminate the consulting agreement for any reason provided that 30 days written notice of termination is given.

     Lastly, the consulting agreement stipulates that Mr. Eisenberg shall hold all confidential information in strict confidence and shall refrain from disclosing such confidential information to any person or using such confidential information for his own account or for the account of any person. While Mr. Eisenberg may perform services for persons or entities other than VidRev provided that such service does not conflict with the consulting agreement, he may not provide services to any existing or potential competitors of VidRev for the duration of the agreement and for a period of 3 months from the date of termination.

                 SECURITY OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of _______________, 2005, certain information with respect to the beneficial ownership of shares of our common stock of (i) holders of more than 5% of our common stock, (ii) each of our directors and executive officers and (iii) all directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Name and Address of     Director/Officer  Amount of Beneficial   Percent of
Beneficial Ownership                      Ownership              Class
TTA Technologies Ltd.           -         25,415,143(1)           93.0%
    First Commercial Center
    East Mall Drive and
    Pioneers Way
    P.O. Box F 44656,
    Freeport, GBI
    The  Bahamas

Sy Eisenberg                Director         300,000               1.1%
    5025 Collins Ave
    Apt. 704
    Miami Beach, FL 33140

Peter Brown                 Director, Vice    40,000 (2)             *
    279 East 44th Street    President and
    Apt. 14A                Secretary
    New York, NY 10019

Errol Gerson                Director, Chief   20,000                 *
    9947 Robbins Drive      Operating Officer
    Suite 201               and Interim
    Beverly Hills, CA 90212 President

Ed Rollins                  Director          10,000                 *
    301 East 66th Street
    Apt. 6L
    New York, NY 10021

David Clare                 Director           5,000                 *
    8826 Worthing Circle
    Indianapolis, IN 46298

Michael Noshay              Director               -                 -
    1525 NW 167th Street
    Miami, FL  33169

Directors and Officers as a Group            375,000                1.4%

(1) Mr. Henry Ni and Mr. John Bloom are the controlling stockholders of TTA. Mr. Bloom's wife, Anne Bloom, is the record owner of 150,000 of these shares.

(2) Mr. Brown also owns an equity interest in BRMFS Holdings, LLC, which is the record owner of 20,000 of these shares. The address of BRMFS Holdings, LLC is 900 Third Avenue, New York, NY 10022.

*    Beneficial ownership is less than 1%.

Securities Authorized for Issuance Under Equity Compensation Plans
------------------------------------------------------------------

     As a condition to and contingent upon closing of the Merger, on December 9, 2004, our Board of Directors adopted our 2005 Stock Option Plan, which was subsequently approved by the majority of the stockholders of the Company by written consent on December 14, 2004. The Plan provides for the issuance of qualified and non-qualified incentive stock options to officers, employees, consultants and others providing services to the Company. Our directors will be eligible to be issued options to purchase shares of our common stock, or to receive awards of restricted stock, under the Plan. Up to 2,500,000 shares of our common stock may be issued in connection with awards granted under the Plan. No options of the Company have been granted as of the date of this Prospectus.

                    DESCRIPTION OF BUSINESS

Organization and General History
--------------------------------

     The Company was organized under the laws of the State of Nevada on February 10, 1983 under the name Kentex Petroleum, Inc. Kentex was organized for the purpose of engaging in any lawful activity. In March of 1983, it completed a merger. It then began pursuing opportunities in the development and production of oil well facilities, including entering into leases and partnerships and acting as general partner of ventures. These operations proved to be unsuccessful and ended over 10 years ago. From that period until the Merger, Kentex existed for the purpose of either merging with or acquiring an operating company.

     On December 20, 2004, Kentex and Pre-Merger VidRev entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby Pre-Merger VidRev merged with and into Kentex, with Kentex being the surviving corporation. On ________, 2005 the Merger was effected. Under the terms of the Merger Agreement, Kentex changed its name to VidRev Technologies, Inc.

     Pre-Merger VidRev was incorporated under the laws of the state of Florida on February 3, 2004. Pre-Merger VidRev was, and VidRev is, the exclusive United States licensee and distributor of certain video compression technology from TTA Technologies Ltd., a Bahamian company, which owns approximately 25,415,143 shares or 93% of VidRev's outstanding common stock.

     VidRev seeks to provide powerful, reliable and user-friendly software solutions for videoconferencing, video broadcast, video security and peer-to-peer video communication.

     With video compression technology that VidRev licenses from TTA, VidRev has created a suite of software solutions that it believes are more powerful and advanced than similar products in the market in terms of picture size and resolution, bandwidth requirements, audio/video synchronization, and application features.

     In addition to meeting the videoconferencing needs of home and corporate users, VidRev plans to offer large original equipment manufacturers ("OEMs") low-maintenance, high-margin software packages. By carefully selecting strategic partners and resellers, VidRev hopes to reach a substantial number of customers and businesses while maintaining a very low overhead.

     VidRev believes its software applications deliver near-television quality, up to full-screen video over the Internet at a fraction of the normally required bandwidth. VidRev's products provide crisp, synchronized audio and visual with almost no pixilation. With VidRev's software, a customer only needs a web cam and an Internet connection (preferably high-speed for optimal performance) to videoconference.

     VidRev has four main applications:

          *    VidPhone - for one-on-one conversations;

          *    VidConference - for multiple-user conferencing;

          * VidBroadcast - for broadcasting live feeds to thousands of users; and

          *    VidSecure - for remote security-feed monitoring.

     VidRev believes its products eliminate the need for bulky and costly hardware, reduce the long lead-times for setup, and remove the distribution complications encountered with multi-site rollouts.

Growth in the use of videoconferencing
--------------------------------------
     While interest in videoconferencing has grown steadily in the past five years, its relatively low use to date can be attributed to two factors.
First, the transmission Compression/Decompression technology ("Codec") used in videoconferencing has been inefficient, and as a result has produced low resolution, jerky video and poor sound. Second, broadband had not reached a large number of U.S. businesses and homes. However, as of October 2004, broadband penetration now stands at 51.3% of all U.S. households, and is projected to reach 80% by June 2006. Further, according to the research firm Frost & Sullivan Inc., the growth for videoconferencing is expected to increase from a $1.9 billion U.S. market in 2000 to a $5.4 billion U.S. market in 2005.

     Although the videoconferencing industry has seen advances to improve audio and video quality and ease-of-use, VidRev believes the leading standards and protocols being utilized in the transmission of videoconferencing data are still too expensive or lack audio and video transmission quality.

VidRev's Technology
-------------------

     VidRev believes that the Codec it licenses from TTA alters the way in which voice and video are transmitted. This technology allows VidRev's products to deliver smooth, near-television quality streaming video over the Internet at a cost-effective rate, without the need for expensive hardware.

     VidRev believes its products can compress video compact disc or digital video disk data by as much as 10-20% of its original size in real time. This efficiency allows the stream to reduce the need for buffering, and as a result, the VidRev compression allows for very thin client-side live streaming (with full screen capability). This compression technology, coupled with VidRev's intellectual property resolution platform, makes live video broadcasting across WANs or LANs attainable to ordinary users.

     Current releases of the Codec are software-based and run on the Windows environment. VidRev anticipates that a Linux version will be available by the second quarter of 2005. In 2005, VidRev plans to release a hardware chipset encoded VidPhone produced and licensed to VidRev by TTA.

Products and Marketing
----------------------

     VidRev's management has developed a plan under which all direct and indirect sales and marketing expenses will be borne by its licensees and distributors (this includes any sales commissions due to their sales force, as well as the costs of reaching customers). VidRev anticipates entering into agreements with telecommunication companies and OEMs, as well as direct sales organizations ("DSOs"), which will in turn, market VidRev's products with their own existing sales force. VidRev anticipates that these entities will bear all of the costs of sales, marketing, the collection of monthly fees, and deployment of infrastructure. By using this strategy, VidRev believes it can reduce its costs dramatically as it will compensate these parties through commissions on earned revenue and through stock incentive plans. To this end, VidRev anticipates that it may issue up to 500,000 shares of restricted common stock to a limited number of sales and distribution partners within the next 24 months. VidRev believes that such a strategy will allow it to accomplish two crucial elements for its success:

    * Fast and affordable access and deployment of a large trained sales force selling into an installed base of customers; and

    * Substantial reduction of capital requirements involved in recruiting, training and deploying an effective sales force.

     VidRev has already signed a licensing and distribution agreement with a DSO in Florida. As of November 2004, this DSO is marketing VidRev's products through its network of 24 full time sales associates and plans to have 300 agents within four to six months. This DSO is fully responsible for support and installation of the products and for all sales and collection costs. Under the terms of its agreement, VidRev will receive approximately 58% of the gross revenue generated and earned by the DSO in return for a non-exclusive license to distribute the family of VidRev products.

     In addition, VidRev has also entered into a letter of intent with a marketing and distribution company in the telecom sector. It is the intention of the parties that this company will have the rights to market the family of VidRev products to Competitive Local Exchange Carriers, telecommunications companies and other communication providers in the State of Florida on an exclusive basis, and outside Florida on a non-exclusive basis.

     VidRev will allocate approximately 50% of the proceeds raised in this offering for Internet marketing campaigns, direct marketing, tele-sales, Internet position placement and for attracting new marketing organizations to begin to distribute the VidRev family of products.

Competition
-----------

     The competition for videoconferencing is made up of two distinct and completely different vendors. On the one hand there is a small group of "high-end" expensive systems from such companies as:

          *    AT&T Corp.

          *    Polycom, Inc.

          *    Tandberg, Inc.

          *    V-Con, Inc.

          *    Sony Electronics, Inc.

          *    VTEL Products Corporation

          *    WEBEX Communications, Inc.

     These companies are well established and well recognized in the video conferencing industry and have substantial sales and a proven track record of success. The second tier is comprised of companies who are selling software-based videoconferencing products, and include:

          *    Eyeball Networks Inc.

          *    Genesys Conferencing, Inc.

          *    HQ Global Workplaces

          *    IB Productions Inc.

          *    LiveOffice Corp.

          *    InData Group, Inc.

          *    PictureTel Corp.


Sources and Availability of Raw Materials and Names of Principal Suppliers
--------------------------------------------------------------------------

     None; Not applicable.

Dependence on one of a few major customers
------------------------------------------

     None; Not applicable.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements of Labor Contracts
---------------

     VidRev is the exclusive United States licensee and distributor of certain video compression technology from TTA, VidRev's controlling stockholder. Under its License and Distribution Agreement with TTA, TTA grants VidRev an exclusive right to distribute and further license certain video compression technology in the continental United States for an initial term of 50 years. Excluded from the license is the right to distribute or further license the technology for pornographic or adult entertainment purposes. Pricing is to be determined annually by VidRev and TTA. For each sublicense granted by VidRev or a third party distributor of VidRev to an end user, VidRev is required to pay a fee to TTA of eighteen percent (18%) of the license or use fee for each product sublicensed.

Effect of Existing or Probable Governmental Regulations on Business
-------------------------------------------------------------------

     The integrated disclosure system for small business issuers adopted by the SEC in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a "Small Business Issuer," defined to be an issuer that has revenues of less than $25 million, is a U.S. or Canadian issuer, is not an investment company, and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, that an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non-affiliates) of $25 million or more. VidRev is deemed to be a "small business issuer."

     The SEC, state securities commissions and the North American Securities Administrators Association, Inc. ("NASAA") have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets.

Sarbanes-Oxley Act
------------------

     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

     * Our chief executive officer and chief financial officer must certify the accuracy of all of our periodic reports that contain financial statements;

     * Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

     * We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

     The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations adopted under the Sarbanes-Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

Research and Development
------------------------

     VidRev currently has no research and development expenses. VidRev's technology is licensed to VidRev by TTA. Therefore, TTA and its related companies currently bear the cost of such research and development. It is anticipated that VidRev will be responsible for a research and development royalty fee to TTA for the hardware chipset version of the VidPhone, which is expected to be launched in 2005. The terms and conditions of the royalty fee will be negotiated prior to the launch of the product.

     VidRev also anticipates that it will use part of the proceeds of this offering for testing the compatiblity of VidRev's Codec using WiMax technology. WiMax is a standards-based wireless technology that provides high-throughput broadband connections over long distances. WiMax can be used for a number of applications, including "last mile" broadband connections, hotspot and cellular backhaul, and high-speed enterprise connectivity for businesses. VidRev believes a convergence of these technologies would allow VidRev to offer high-speed broadband, broadband telephony and videophone on a stationary and mobile basis at a competitive price. Research and development costs for this project include hiring technical personnel and obtaining rights to use WiMax towers.

Cost and Effects of Compliance with Environmental Laws
------------------------------------------------------

     None;  Not applicable.

Number of Employees
-------------------

     VidRev currently has one employee, Errol Gerson, the Chief Operating Officer and Interim President. VidRev intends to hire additional administrative staff with part of the proceeds of this offering.

Property; Website
-----------------

     VidRev's principal executive offices are located at 1880 Century Park East, Suite 700, Los Angeles, California 90067 and its phone number is (310) 407-5352. VidRev's website address is www.vdrv.com. The information found on VidRev's website is not a part of this prospectus.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     VidRev is a development stage company. As of September 30, 2004, Pre-Merger VidRev had a net loss in the amount of $320,080 for the period from inception to September 30, 2004. As of that date, Pre-Merger VidRev had current liabilities of $264,249 with current assets in the amount of $17,246.

     VidRev's management has developed a plan under which all direct and indirect sales and marketing expenses will be borne by its licensees and distributors. To this end, VidRev anticipates that it may issue up to 500,000 shares of restricted common stock to a limited number of sales and distribution partners within the next 24 months. Sales efforts on the part of VidRev's first licensees/distributors began in November 2004 and VidRev's management is optimistic that these efforts will begin to generate revenue to sustain the operations of VidRev.

     Pre-Merger VidRev's operations were primarily funded by TTA. As of January 13, 2005, Pre-Merger VidRev had been advanced a total of $166,900 from TTA, the controlling stockholder of Pre-Merger VidRev and the licensor of its technology. This debt, which was assumed by us in the Merger, is evidenced by demand promissory notes that bear interest at the rate of five percent (5%) per annum. It is our intention to repay these demand promissory notes as soon as sufficient capital has been accumulated.

     Our future capital requirements will depend on many factors, including but not limited to: the market acceptance of our products and sublicenses; the levels of promotion and marketing required to attain a competitive position in the marketplace, the extent to which we and TTA invest in new technology and improvements on our existing technology, and the response of competitors to our products and sublicenses.

     VidRev expects that it will require only minimal additional funding for 2005. However, to the extent that any funds VidRev may receive from the sales of its stock, products and sublicenses are insufficient to fund its activities over the long-term, VidRev may need to raise additional funds through additional equity or debt financing or from other sources.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------

     There is no public trading market on which our common stock is traded. We hope to engage a broker/dealer to file a Form 211 with the National Association of Securities Dealers in order to allow the quotation of our common stock on the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that our common stock will be included on the OTCBB.

     We are registering a total of 2,000,000 shares of our common stock. Of the shares of our common stock being registered, 1,000,000 are being registered for resale by TTA, and 1,000,000 are being registered by the Company.

     We can offer no assurance that an active public market in our common stock will develop. Sales of our common stock in this offering or of substantial amounts of our common stock in the public market in the future could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

              DESCRIPTION OF VIDREV CAPITAL STOCK

Common Stock
------------

     VidRev is authorized to issue up to 50,000,000 shares of common stock, $.001 par value per share. As of ________, 2005, there were 27,320,000 common shares issued and outstanding held by approximately 435 stockholders and no preferred stock issued. There is no public market for our common stock.

     All of the outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. Upon liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. Our common stock is not redeemable and has no preemptive or conversion rights.

Dividends
---------

     VidRev has not paid any dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future.

                    DESCRIPTION OF PROPERTY

     The Company leases offices in Miami Beach, Florida and Los Angeles, California. The lease of the Los Angeles office terminated on December 31, 2004, and is on a month-to-month tenancy. The Company leases space in a "Managed Suite" facility catering to month-to-month tenants. The lease in Miami Beach will terminate on February 15, 2005 and the Company will then move its location to a South Florida facility at no expense to the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                          LIABILITIES

     Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     Section 78.7502(2) of the Nevada Revised Statutes also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the Nevada Revised Statutes requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     Section 78.751(1) of the Nevada Revised Statutes limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(2) of the Nevada Revised Statutes, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

     VidRev's Articles of Incorporation provide for indemnification of its directors and executive officers to the fullest extent of the law for acts and omissions taking place in connection with their activities in those capacities. Our Bylaws provide for indemnification on substantially the same terms as the Nevada Revised Statutes.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth below, there have been no material transactions during the past two years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, nor any of their immediate family members.

     Prior to the Merger and in connection with organizing and incorporating Pre-Merger VidRev, Mr. John Bloom, Director and Chairman and controlling shareholder of TTA Technologies Ltd., the controlling stockholder of VidRev, rendered services and incurred certain expenses for Pre-Merger VidRev on behalf of TTA to which TTA was issued 30,000,000 shares of Pre-Merger VidRev's common stock. Pursuant to the Merger, TTA cancelled 3,959,357 of these shares, which represented approximately 13% of Pre-Merger's VidRev's then outstanding common stock. TTA currently holds 25,415,143 shares or approximately 93% of VidRev's outstanding common stock. In addition, from inception through January 13, 2005, TTA had advanced to Pre-Merger VidRev a total of $166,900. This debt, which was assumed by us, is evidenced by demand promissory notes that bear interest at the rate of five percent (5%) per annum.

     Peter Brown, Esq., a member of the Board of Directors and Vice President and Secretary of VidRev, is the managing partner of Brown Raysman Millstein Felder & Steiner LLP, which serves as counsel to VidRev. It is anticipated that Brown Raysman Millstein Felder & Steiner LLP will render legal services to VidRev in excess of $60,000 this fiscal year. Mr. Brown holds 20,000 shares of the common stock of VidRev. Mr. Brown also has an equity interest in BRMFS Holdings, LLC, which holds 20,000 shares in VidRev and 1,000 shares of TTA. Mr. Brown also serves as a Director and Secretary of TTA.

     VidRev has entered into an employment agreement with Mr. Errol Gerson, a member of the Board of Directors of VidRev and VidRev's Chief Operating Officer and Interim President. VidRev has also entered into consultant agreements with Mr. Edward J. Rollins and Mr. Sy Eisenberg, members of the Board of Directors of VidRev.

Beneficial Ownership of TTA Technologies Ltd.
---------------------------------------------

     The following table presents certain information as of __________, 2005 with respect to the beneficial ownership of shares of TTA by: (i) all stockholders of TTA who are beneficial owners of more than 5% of its outstanding shares, (ii) each director and officer of TTA, and (iii) all directors and officers of TTA as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.


   Name and Address     Director/Officer  Amount and Nature of  Percentage of
  of Beneficial Owner                     Beneficial Ownership  Class

 John Bloom                Director & Chairman    249,500 (1)         49.9%
     Silver Point
     Apartment 43
     Acacia Road
     Freeport, GBI
     The Bahamas

Henry Ni                   Director & President   249,500             49.9%
     1/22 Russell Street
      Camberwell,
      VIC 3124 Australia

Peter Brown                Director & Secretary     1,000                *
      279 East 44th Street
      Apt. 14A
      New York, NY 10019

Directors and Officers as a Group                                      100%

* less than 1%

(1) Mr. Bloom's wife, Anne Bloom, is the record owner of 150,000 of these shares. Mrs. Bloom is not an officer or director of TTA.

(2) Peter Brown, Esq., owns an equity interest in BRMFS Holdings, LLC, which is the record owner of these shares. The address of BRMFS Holdings, LLC is 900 Third Avenue, New York, NY 10022.

                          LEGAL MATTERS

     Peter Brown, Esq. and Joel M. Handel, Esq., lawyers of New York, New York, are members of Brown Raysman Millstein Felder & Steiner LLP, which serves as counsel to VidRev. Peter Brown, Esq., owns 20,000 shares of our common stock and Joel M. Handel, Esq., owns 20,000 shares of our common stock. Messrs. Brown and Handel have assisted with the preparation of the registration statement and this prospectus and Brown Raysman Millstein Felder & Steiner LLP will provide any legal opinions required with respect to any related matter. It is anticipated that Brown Raysman Millstein Felder & Steiner LLP will render legal services to VidRev in excess of $60,000 this fiscal year. Mr. Brown also has an equity interest in BRMFS Holdings, LLC, which holds 1,000 shares of TTA and 20,000 shares of our common stock. Mr. Brown also serves as a director, Vice President and Secretary of VidRev and a Director and Secretary of TTA. TTA holds 25,415,143 shares or 93.6% of VidRev's outstanding common stock and is a selling stockholder under this prospectus.

CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

     Prior to the Merger, Mantyla McReynolds, of Salt Lake City, Utah were the independent accountants of Kentex. In connection with and as of the effective date of the Merger, we dismissed Mantyla McReynolds as our independent accountant, with the approval of our Board of Directors. The audited financial statements for Kentex for the period ended December 31, 2003, and the unaudited financial statements for the period ended September 30, 2004 included in this prospectus have been provided by Mantyla
McReynolds, and have been so included in reliance on the report of Mantyla McReynolds, given on its authority as an expert in auditing and accounting. These reports do not contain any adverse opinion or disclaimer of opinion, nor were such reports modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2003 and the subsequent interim period prior to the dismissal of Mantyla McReynolds, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mantyla McReynolds' satisfaction, would have caused Mantyla McReynolds to make reference to the subject matter of the disagreement in connection with its report. We have begun the process of selecting a new independent registered public accounting firm, but we have not yet engaged a firm to serve in that role.

     The audited financial statements for Pre-Merger VidRev for the period ended September 30, 2004, included in this prospectus have been provided by Davis, Monk & Company, independent accountants, of Gainesville, Florida, and have been so included in reliance on the report of Davis, Monk & Company, independent accountants, given on its authority as an expert in auditing and accounting.

                      FURTHER INFORMATION

     We are subject to the reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

                       FINANCIAL STATEMENTS

      UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma financial statements have been prepared in order to present the consolidated financial position and results of operations for Kentex and Pre-Merger VidRev as if the Merger had occurred as of September 30, 2004.

     Pursuant to the Merger Agreement, Kentex acquired Pre-Merger VidRev by the exchange of one share of VidRev common stock for one share of Kentex common stock. Kentex was an inactive publicly registered shell corporation with no significant assets or operations prior to the Merger. Kentex was the surviving company in the Merger. The transaction is accounted for by using the purchase method of accounting.

     The unaudited pro forma condensed financial data was prepared by Kentex management and the management of Pre-Merger VidRev based on the financial statements included elsewhere herein. This pro forma data may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information for Kentex and for Pre-Merger VidRev (including the notes thereto) included in this prospectus. See "Financial Statements."

           UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                        SEPTEMBER 30, 2004
                                                                 Pro Forma
                                                           -------------------
                              VidRev            Kentex      Pro Forma Combined
                        Technologies, Inc. Petroleum, Inc. Adjustments Balance ASSETS
Current Assets             $17,427            $            $          $17,427
Fixed Assets (net)          22,343                                     22,343
Other Assets                13,068                                     13,068
                           -------                                    -------
     Total Assets          $52,837            $       0    $          $52,837
                           =======            =========    ========   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities       $264,249            $  26,336    $         $290,585
Non-Current Liabilities          0                    0                     0

     Total Liabilities    $264,249            $  26,336              $290,585
                          --------            ---------              --------
Stockholders' Equity:
     Common Stock         $  3,010            $   2,358    $21,228   $ 27,320
     Additional Paid
        in Capital         105,658            2,073,802    (21,228) 2,157,508
     Retained Deficit                        (2,041,500)           (2,041,500)
     Deficit Accumulated
     During the
      Development Stage   (320,080)             (60,996)             (381,076)
                         ---------           ----------            ----------
Total liabilities and
Stockholders' Equity     $  52,837           $        0    $    0  $   52,837
                         =========           ==========    ======  ==========

See accompanying notes to unaudited pro forma condensed combined financial statements.

           UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                                 Pro Forma
                                                           -------------------
                              VidRev            Kentex      Pro Forma Combined
                        Technologies, Inc. Petroleum, Inc. Adjustments Balance

Revenues                  $  25,000            $     0    $       0   $25,000
Cost of Sales                11,205                                    11,205
                          ---------                                   -------
     Gross Profit            13,795                                    13,795
Expenses:
     Selling General
      Administrative        333,875             12,876  (A)(120,477)  226,274
                          ---------            -------               --------
Net Income (Loss)          (320,080)           (12,876)              (212,479)

Income (Loss) per share   $    (.02)           $  (.01)   $       0  $   (.01)

Weighted average shares
     outstanding         23,363,223          2,357,997             25,721,220

See accompanying notes to unaudited pro forma condensed combined financial statements.

       Notes To Pro Forma Condensed Financial Statements

(A) Pro Forma Adjustments.
Non-recurring legal fees related to the Merger and preparation of this registration statement have been eliminated in the pro forma data.

(B) Expected Non-Recurring Costs in next Twelve Months.
Additional non-recurring legal fees of approximately $77,500 are anticipated in the next twelve months.

(C) Income Tax Effect. Because of the uncertainly of recovering the tax benefit of net operating losses, no tax effect is included.

                 SUMMARY PER SHARE FINANCIAL DATA

     The following table sets forth certain historical per share data for Pre-Merger VidRev and Kentex at and for the periods specified, and certain pro forma per share data for the Company at and for the periods specified, assuming the merger of VidRev into Kentex. See "Unaudited Pro Forma Combined Financial Information" and "Financial Information."

                              Nine Months Ended, September 30, 2004
Pre-Merger VidRev (Historical)
Loss from continuing operations per share                   $(.02)
Book value per share                                        $(.01)
Dividends per share                                           ---

                                                 Year Ended December 31,

                                                  2003     2002     2001
Kentex (Historical)
Loss from continuing operations per share         $(.01)  $(.01)   $(.01)
Book value per share                              $ -0-   $ -0-    $ -0-
Dividends per share                                 ---     ---      ---


                                        September 30, 2004
VidRev (Pro Forma)
Loss from continuing operations per share              $(.01)
Book value per share                                   $(.01)
Dividends per share                                      ---

                      FINANCIAL STATEMENTS

Independent Auditors' Report

Balance Sheet -- December 31, 2003

Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from Reactivation [May 8, 1999] through December 31, 2003

Statements of Stockholders' Deficit for the period from Reactivation [May 8, 1999] through December 31, 2003.

Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from Reactivation [May 8, 1999] through December 31, 2003

Notes to Financial Statements

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
              Financial Statements and Independent Auditors' Report
                                December 31, 2003

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                                TABLE OF CONTENTS

                                                                     Page

Independent Auditors' Report                                           1

Balance Sheet -- December 31, 2003                                     2

Statements of Operations for the years ended December 31, 2003 and
2002 and for the period from Reactivation [May 8, 1999] through
December 31, 2003                                                      3

Statements of Stockholders' Deficit for the period from Reactivation
[May 8, 1999] through December 31, 2003.                               4

Statements of Cash Flows for the years ended December 31, 2003 and
2002 and for the period from Reactivation [May 8, 1999] through
December 31, 2003                                                      5

Notes to Financial Statements                                     6 -- 9

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Kentex Petroleum, Inc.[a development stage company]


     We have audited the accompanying balance sheet of Kentex Petroleum, Inc. [a development stage company] as of December 31, 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002 and for the period from Reactivation [May 8, 1999] through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kentex Petroleum, Inc. [a development stage company] as of December 31, 2003, and the results of operations and cash flows for the periods ended December 31, 2003 and 2002, in conformity with U.S. generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses from operations, no assets, and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             Mantyla McReynolds

Salt Lake City, Utah
March 5, 2004

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                                  Balance Sheet
                                December 31, 2003


                                                       ASSETS

Assets                                        $                  0
                                              ---------------------
       Total Assets                           $                  0
                                              =====================



                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
  Current Liabilities:
  Shareholder loan - NOTE 5                   $              13,460
                                              ---------------------
     Total Current Liabilities                               13,460
                                              ---------------------
        Total Liabilities                                    13,460

Stockholders' Deficit:
  Capital Stock -- 100,000,000 shares
   authorized having a par value of $.001
   per share; 2,357,997 shares issued
   and outstanding - NOTE 4                                   2,358
  Additional Paid-in Capital                              2,073,802
  Accumulated Deficit                                    (2,041,500)
  Deficit accumulated during development stage              (48,120)
                                              ---------------------
      Total Stockholders' Deficit                           (13,460)
                                              ---------------------
         Total Liabilities and Stockholders'
         Deficit                              $                   0
                                              =====================



                 See accompanying notes to financial statements.

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                            Statements of Operations
 For the years ended December 31, 2003 and 2002 and for the period from Reactivation [May 8, 1999] through December 31, 2003

                                                                Reactivation
                                                                  through
                                                                  December
                                      2003           2002         31, 2003
                                  ------------    -----------   -------------
Revenues                          $          0    $         0   $           0

General & Administrative Expenses        2,872          3,012          48,120
                                  ------------    -----------   -------------
Operating Loss                          (2,872)        (3,012)        (48,120)
Other Income or Expense                      0              0               0
                                  ------------    -----------   -------------
Net Loss Before Income Taxes            (2,872)        (3,012)        (48,120)

Current Year Provision for Income
Taxes                                        0              0               0
                                  ------------    -----------   -------------
Net Loss                          $     (2,872)   $    (3,012)  $     (48,120)
                                  ============    ===========   =============



Basic and Diluted Loss Per Share  $      (0.01)   $     (0.01)  $       (0.02)
                                  ============    ===========   =============

Weighted Average Shares Outstanding  2,357,997      2,357,997       2,143,318
                                  ============    ===========   =============



                 See accompanying notes to financial statements.

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                       Statements of Stockholders' Deficit
    For the Period from Reactivation [May 8, 1999] through December 31, 2003

                                          Additional                  Net
                           Common  Common  Paid-in   Accumulated Stockholders'
                           Shares   Stock  Capital     Deficit     Deficit
                        ------------------------------------------------------
Balance, May 8, 1999
(Reactivation)          10,423,368 $ 10,423 $2,031,077 $(2,041,500)$        0

Issued stock to
shareholder for
debt, September 28,
1999                     1,410,000    1,410                             1,410

Issued stock to
Directors for services,
September 30, 1999      13,500,000   13,500                            13,500

Reverse split 1 for
250 shares, October 5,
1999                   (25,232,035) (25,232)    25,232                      0

Issued post split
shares for expenses,
October 5, 1999          1,950,000    1,950     17,550                 19,500

Issued post-split
shares for expenses,
November 15, 1999          250,000      250                               250

Net loss for the Year
Ended December 31, 1999                                    (34,660)   (34,660)
                       ----------- -------- ---------- ----------- ----------
Balance,
December 31, 1999        2,301,333    2,301  2,073,859  (2,076,160)         0

Issued shares
attributable to rounding
in 1999 reverse split       56,664       57        (57)                     0

Net loss for the Year
Ended December 31, 2000                                     (4,878)    (4,878)
                       ----------- -------- ---------- ----------- ----------
Balance,
December 31, 2000        2,357,997    2,358  2,073,802  (2,081,038)    (4,878)

Net loss for the Year
Ended December 31, 2001                                     (2,698)    (2,698)
                       ----------- -------- ---------- ----------- ----------
Balance,
December 31, 2001        2,357,997    2,358  2,073,802  (2,083,736)    (7,576)

Net loss for the Year
Ended December 31, 2002                                     (3,012)    (3,012)
                       ----------- -------- ---------- ----------- ----------
Balance,
December 31, 2002        2,357,997 $  2,358 $2,073,802 $(2,086,748)$  (10,588)

Net loss for the Year
Ended December 31, 2003                                     (2,872)    (2,872)
                       ----------- -------- ---------- ----------- ----------
Balance,
December 31, 2003        2,357,997 $  2,358 $2,073,802 $(2,089,620)$  (13,460)
                       =========== ======== ========== =========== ==========

                 See accompanying notes to financial statements.

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                            Statements of Cash Flows
 For the years ended December 31, 2003 and 2002, and for the period from Reactivation [May 8, 1999] through December 31, 2003

                                                                Reactivation
                                                                  through
                                                                  December
                                      2003           2002         31, 2003
                                  ------------    -----------   -------------
Cash Flows Provided by/(Used for)
Operating Activities
Net Loss                          $     (2,872)   $    (3,012)  $     (48,120)
Adjustments to reconcile net
income to net cash provided by
operating activities:
  Increase in shareholder loan           2,872          3,012          13,460
  Stock issued for services/expenses         0              0          34,660
                                  ------------    -----------   -------------
     Net Cash Used for Operating
     Activities                              0              0               0

Net Increase/(Decrease) in Cash              0              0               0

Beginning Cash Balance                       0              0               0
                                  ------------    -----------   -------------

Ending Cash Balance               $          0    $         0   $           0
                                  ============    ===========   =============

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for
  interest                        $          0    $         0   $           0
  Cash paid during the year for
  income taxes                    $          0    $         0   $           0
                                  ============    ===========   =============


                 See accompanying notes to financial statements.

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003

NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     (a)      Organization

     Kentex Petroleum, Inc. (Company) was originally an oil and gas company incorporated under the laws of the State of Nevada in February, 1983. The Company engaged in various operations through 1990. These operating activities were unsuccessful and the Company became dormant. In May of 1999, the Company became active again as new directors and officers were elected. The Company is now in the development stage as it is seeking new business opportunities.

     The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles. The following summarizes the more significant of such policies:

     (b)      Income Taxes

     The Company applies the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

     (c)      Net Loss Per Common Share

     Loss per common share is based on the weighted-average number of shares outstanding. Diluted loss per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. There are no common stock equivalents outstanding, thus, basic and diluted loss per share calculations are the same.

     (d)    Statement of Cash Flows

     For purposes of the statements of cash flows, the Company considers cash on deposit in the bank to be cash. The Company had $0 cash at December 31, 2002.

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003
                                   [Continued]

NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        [continued]

     (e)   Use of Estimates in Preparation of Financial Statements
     The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2  LIQUIDITY/GOING CONCERN

     The Company has accumulated losses since Reactivation through December 31, 2003 amounting to $48,120, has no assets, and has a net working capital deficiency at December 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     Financing for the Company's limited activities to date has been provided primarily by the issuance of stock and by advances from a stockholder(see NOTE 4). The Company's ability to achieve a level of profitable operations and/or additional financing impacts the Company's ability to continue as it is presently organized. Management continues to develop its planned principal operations or may find a well-capitalized merger candidate to commence its operations. Should management be unsuccessful in its operating activities, the Company may experience material adverse effects. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2003
                                   [Continued]

NOTE 3 INCOME TAXES

     Below is a summary of deferred tax asset calculations on net operating loss carry forward amounts. Loss carry forward amounts expire at various times through 2023. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

                                                 NOL
Description                                    Balance         Tax      Rate
------------------------------------------------------------------------------
   Federal Income Tax                          $48,120       $7,218      15%
   Valuation allowance                                       (7,218)
                                                             ------
        Deferred tax asset 12/31/03                          $    0

     The valuation allowance has decreased $123,029 from $130,247 at December 31, 2002. The decrease is due to expiration of net operating loss carry forwards.



NOTE 4  COMMON STOCK/RELATED PARTY TRANSACTION

     The Company issued shares of common stock during 1999 as compensation or as reimbursement for expenses paid on behalf of the Company. The table below summarizes the various transactions.


Pre-split          Post-split        Purpose for Issuance        Recipient
 Shares              Shares
-----------------------------------------------------------------------------
                                      Reimbursed expenses      Shareholder
 1,410,000            5,640
                                      Compensation/services    Directors
13,500,000           54,000           Reimbursed expenses      Consultant /
                                                               Shareholder
                  2,200,000
----------        ---------
14,910,000        2,259,640
==========        =========

     On October 5, 1999, the Company resolved to reverse split the then outstanding 25,333,368 shares of common stock on the basis of 1 for
250. With the reverse split, the Company retained the current authorized capital and par value, with appropriate adjustments in the stated capital and capital surplus accounts. However, the split provided that no stockholder of record owning 100 shares or more, computed on a per stock certificate basis, on the effective date should be reduced to less than 100 shares and no stockholder owning less than 100 shares on the effective date would be
                                        F-8

                             Kentex Petroleum, Inc.
                          [A Development Stage Company]
                          Notes to Financial Statements
                                December 31, 2002
                                   [Continued]

NOTE 4  COMMON STOCK/RELATED PARTY TRANSACTION[continued]

affected by the reverse split; additional shares were issued by the Company to provide the minimum 100 shares, all fractional shares to be rounded up to the nearest whole share. In 2000, the Company issued 56,664 shares of common stock to cover rounding in the reverse split.


NOTE 5  RELATED PARTY TRANSACTIONS

     A shareholder has paid general and administrative expenses on behalf of the Company, through December 31, 2003, of $13,460. The Company has recorded a liability for this amount which is payable on demand and is non-interest bearing.

                           KENTEX PETROLEUM, INC.
                              BALANCE SHEETS
                September 30, 2004 and December 31, 2003

                                                    9/30/2004    12/31/2003
                                                  ------------- -------------
                                                   [Unaudited]
                                 ASSETS

Assets                                            $           0 $           0
                                                  ------------- -------------
           Total Assets                           $           0 $           0
                                                  ============= =============

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
      Loans from stockholders                     $      16,336 $      13,460
      Accounts Payable                                   10,000             0
      Accrued Interest                                        0             0
                                                  ------------- -------------
           Total Current Liabilities                     26,336        13,460

           Total Liabilities                             26,336        13,460
                                                  ------------- -------------
Stockholders' Deficit:
      Common Stock, $.001 par value;
           authorized 50,000,000 shares; issued and
           outstanding, 2,357,997 shares                  2,358         2,358
      Paid-in Capital                                 2,073,802     2,073,802
      Accumulated Deficit, prior to development stage(2,041,500)   (2,041,500)
      Deficit accumulated during development stage      (60,996)      (48,120)
                                                  ------------- -------------
           Total Stockholders' Deficit                  (26,336)      (13,460)
                                                  ------------- -------------
           Total Liabilities and Stockholders'
           Deficit                                $           0 $           0
                                                  ============= =============




NOTES TO FINANCIAL STATEMENTS: Interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods. The December 31, 2003, balance sheet has been derived from the audited financial statements. These interim financial statements conform with the requirements for interim financial statements and consequently do not include all the disclosures normally required by generally accepted accounting principles.

                          KENTEX PETROLEUM, INC.
                        STATEMENTS OF OPERATIONS
      For the Three and Nine Month Periods Ended Septmber 30, 2004, 2003 and for the Period from Reactivation [May 8, 1999] through September 30, 2004

                                                         From the Beginning of
                           Three Months     Nine Months      Reactivation on
                               Ended            Ended      May 8, 1999 through

                         September 30,    September 30,       September 30,
                       2004       2003    2003       2004         2004
                     --------------------------------------------------------
                     [Unaudited][Unaudited][Unaudited][Unaudited][Unaudited]
REVENUE
     Income          $        0 $        0 $        0 $        0 $          0
                     ---------- ---------- ---------- ---------- ------------
NET REVENUE                   0          0          0          0            0

Operating Expenses
   General and
   Administrative        10,668        330     12,876      2,417       60,996
                     ---------- ---------- ---------- ---------- ------------
Total Operating
Expenses                 10,668        330     12,876      2,417       60,996
                     ---------- ---------- ---------- ---------- ------------
Net Income Before
Taxes                $  (10,668)$     (330)$  (12,876)$   (2,417)$    (60,996)
                     ========== ========== ========== ========== ============

Income/Franchise taxes        0          0          0          0

Net loss                (10,668)      (330)   (12,876)    (2,417)

Loss Per Share       $    (0.01)$    (0.01)$    (0.01)$    (0.01)
                     ========== ========== ========== ==========

Weighted Average
Shares Outstanding    2,357,997  2,357,997  2,357,997  2,357,997
                     ========== ========== ========== ==========

                             KENTEX PETROLEUM, INC.
                          STATEMENTS OF CASH FLOWS
     For the Three and Nine Month Periods Ended Septmber 30, 2004, 2003 and for the Period from Reactivation [May 8, 1999] through September 30, 2004

                                                         From the Beginning of
                           Three Months     Nine Months      Reactivation on
                               Ended            Ended      May 8, 1999 through

                         September 30,    September 30,       September 30,
                       2004       2003    2003       2004         2004
                     --------------------------------------------------------
                     [Unaudited][Unaudited][Unaudited][Unaudited][Unaudited]

Cash Flows Used For
Operating Activities
--------------------
Net Loss             $  (10,668)$     (330)$  (12,876)$   (2,417)$   (60,996)
Adjustments to
reconcile net loss to
net cash used in
operating activities:
  Shares issued for
  services                    0          0          0          0      34,660
  Increase/(Decrease)
  in accounts payable    10,000          0     10,000          0      10,000
  Increase/(Decrease)
  in Shareholder Loans      668        330      2,876      2,417      16,336
                     ---------- ---------- ---------- ---------- ------------
Net Cash Used For
Operating Activities          0          0          0          0            0
                     ========== ========== ========== ========== ============

Cash Flows Provided
by Financing Activities
-----------------------

Net Cash Provided by
Financing Activities          0          0          0          0

Net Increase In Cash          0          0          0          0

Beginning Cash Balance        0          0          0          0

Ending Cash Balance  $        0 $        0 $        0 $        0
                     ---------- ---------- ---------- ----------

                       FINANCIAL STATEMENTS
                               AND
                      INDEPENDENT AUDITORS'
                              REPORT

                              VIDREV
                        TECHNOLOGIES, INC.

                          FROM INCEPTION
                      TO SEPTEMBER 30, 2004

                             CONTENTS

                                                               PAGE

INDEPENDENT AUDITORS' REPORT                                    1

BALANCE SHEET                                                   2

STATEMENT OF INCOME AND RETAINED EARNINGS                       3

STATEMENT OF CASH FLOWS                                         4

NOTES TO FINANCIAL STATEMENTS                                   5

                   INDEPENDENT AUDITORS' REPORT


Board of Directors
VidRev Technologies, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of VidRev Technologies, Inc. (the "Company"), a development stage company, as of September 30, 2004, and the related statements of income and retained earnings, and cash flows for the period from inception to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2004, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating loss and lack of working capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Davis, Monk & Company


November 8, 2004
Gainesville, Florida

                          BALANCE SHEET
                        SEPTEMBER 30, 2004
                    VIDREV TECHNOLOGIES, INC.


                              ASSETS
CURRENT ASSETS
  Cash                                                 $   17,426

FIXED ASSETS
  Property and Equipment                                   22,343

OTHER ASSETS
  Deposits                                                  3,655
  Web Development Costs, Net of $1,882 Accumulated
  Amortization                                              9,413
                                                       ----------
TOTAL OTHER ASSETS                                         13,068
                                                       ----------
TOTAL ASSETS                                           $   52,837
                                                       ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts Payable                                       $166,249
  Advances From TTA Technologies                           98,000
                                                         --------
TOTAL LIABILITIES                                         264,249

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital Stock, $.0001 par value, 50,000,000 shares
  authorized, 30,100,000 shares issued and outstanding      3,010
  Additional Paid-in-Capital                              105,658
  Retained Earnings (Deficit)                            (320,080)
                                                        ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                     (211,412)
                                                        ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $  52,837
                                                        =========
         The accompanying "Notes to Financial Statements" form an integral part of this statement.

            STATEMENT OF INCOME AND RETAINED EARNINGS
               FROM INCEPTION TO SEPTEMBER 30, 2004
                    VIDREV TECHNOLOGIES, INC.

REVENUE
  Sub-Licensing Revenue                                 $  25,000

COST OF SALES                                              11,205
                                                        ---------
GROSS PROFIT                                               13,795

GENERAL AND ADMINISTRATIVE EXPENSES
  Professional Fees                                       159,447
  Consulting Services and Salaries                         90,115
  Other General and Administrative Costs                   84,313
                                                        ---------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                 333,875
                                                        ---------
NET LOSS                                                 (320,080)

RETAINED EARNINGS (DEFICIT), Beginning                         --
                                                        ---------
RETAINED EARNINGS (DEFICIT), Ending                     $(320,080)
                                                        =========

         The accompanying "Notes to Financial Statements" form an integral part of this statement.

                     STATEMENT OF CASH FLOWS
               FROM INCEPTION TO SEPTEMBER 30, 2004
                    VIDREV TECHNOLOGIES, INC.

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                 $(320,080)
Adjustments to Reconcile Net Loss to Net Cash Used In
Operating Activities:
  Depreciation and Amortization                              4,882
  Changes in Assets and Liabilities:
  Increase in Security Deposits                             (3,665)
  Increase in Accounts Payable                             166,249
                                                         ---------
NET CASH USED IN OPERATING ACTIVITIES                     (152,604)


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Fixed Assets                                 (25,343)
  Web Development Costs                                    (11,295)
                                                         ---------
NET CASH USED IN INVESTING ACTIVITIES                      (36,638)

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances From TTA Technologies                            98,000
  Sale of Capital Stock                                    108,668
                                                         ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  206,668
                                                         ---------
NET INCREASE IN CASH                                        17,426

CASH AT BEGINNING OF PERIOD                                     --
                                                         ---------
CASH AT END OF PERIOD                                    $  17,426
                                                          =========

         The accompanying "Notes to Financial Statements" form an integral part of this statement.

                  NOTES TO FINANCIAL STATEMENTS
               FROM INCEPTION TO September 30, 2004
                    VIDREV TECHNOLOGIES, INC.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company
-----------

     VidRev Technologies, Inc., a Florida corporation ("VidRev" or the "Company"), is a development stage company. VidRev is the exclusive United States licensee and distributor of video compression technology from its controlling shareholder, TTA Technologies, Ltd. ("TTA"), a Bahamian company. TTA owns approximately 99% of the outstanding stock of the Company.

     During the first nine months of 2004, the Company has been involved in the development of marketing opportunities for the distribution of its technology. The Company has also been involved in the testing of the product, and making recommendations for changes based on the results of these tests.

     VidRev produces four main applications:

     *   VidPhone, for one-on-one conversations
     *   VidConference, for multiple-user conferencing
     * VidBroadcast, for broadcasting live feeds to thousands of users
     *   VidSecure, for remote security-feed monitoring

Cash
----

     For purposes of the statement of cash flows, the Company considers money market accounts to be cash equivalents.

Depreciation
------------

     Depreciation expense is spread over estimated useful lives of the assets ranging from 3 to 5 years using the straight line method.

Intangible Assets
-----------------

     The Company has unamortized Web development costs that are being amortized over 36 months.

Revenue Recognition
-------------------

     The Company's revenue is derived from the marketing efforts of licensees and distributors, who market the VidRev family of video conferencing products. The Company's agreement with licensees states that there are no additional obligations of the Company after the delivery of the software. Accordingly, the revenue is recognized when the sale to the licensee or distributor occurs.

Property and Equipment
----------------------

     Property and equipment are stated at cost.

                  NOTES TO FINANCIAL STATEMENTS
               FROM INCEPTION TO September 30, 2004
                    VIDREV TECHNOLOGIES, INC.


NOTE 2   GOING CONCERN
         -------------

     As shown in the accompanying financial statements, the Company had a net loss in the amount of $320,080 for the period from inception to September 30, 2004. As of that date the Company had current liabilities of $264,249 with current assets in the amount of $17,426. These factors, as well as the uncertainty about the conditions the Company faces regarding its demand promissory notes (as discussed in Note 3) create an uncertainty about the Company's ability to continue as a going concern. Management of the Company has developed a plan that is in place, under which all direct and indirect sales and marketing expenses will be borne by the licensees and distributors. Furthermore, the Company is in the process of merging with a public company, and hopes that as a result of the merger, the Company will be able to issue common stock and raise operating capital. Additionally, with the beginning of sales efforts on the part of the Company's first two licensees/distributors in November, management is optimistic that these entities will begin to generate sufficient revenue to sustain the operations of the Company.


NOTE 3   NOTES PAYABLE
         -------------

     The Company has been advanced a total of $98,000 from TTA, the controlling shareholder of the Company and the licensor of its technology. These demand promissory notes bear interest at the rate of five percent (5%) interest per annum. It is the intention of the Company to repay these notes as soon as sufficient capital has been accumulated. The interest will be paid at the year-end of the Company.


NOTE 4   INCOME TAXES
         ------------

     The Company's year-end has not yet been elected, and with the existing net operating loss, no liability for Federal or State income tax is expected. Because of the uncertainty that the Company will be able to use the loss carryforward (expiring in 2025), no tax benefit has been recognized.


NOTE 5   OPERATING LEASES
         ----------------

     The Company leases offices in Miami Beach, Florida and Los Angeles, California. The leases of the Los Angeles office will terminate on December 31, 2004, and will be on a month-to-month tenancy after that time. The Company leases space in a "Managed Suite" facility catering to month-to-month tenants. The lease in Miami Beach will terminate on February 15, 2005 and the Company will then move its location to a South Florida facility at no expense to the Company.

     The Company has also entered into a 12-month lease with VitalStream, a California based Internet Service Provider. VitalStream leases four IBM servers to the Company, and also provides bandwidth necessary for the provisioning of the video conferences. The amount due under this lease agreement is $4,023 per month. The lease was signed on July 11, 2004.

                  NOTES TO FINANCIAL STATEMENTS
               FROM INCEPTION TO September 30, 2004
                    VIDREV TECHNOLOGIES, INC.

NOTE 5   OPERATING LEASES (concluded)
         ---------------------------

     The minimum lease payments due under the leases are:

                        2005                $16,852
                        2006                 24,138
                                            -------
                        Total               $40,990
                                            =======

NOTE 6   FIXED ASSETS
         ------------

                 Estimated              Accumulated
Asset Type       Useful Life    Cost    Depreciation    Net

Computer Equipment      5       $16,988      $1,698      $15,290
Software                5         2,188         275        1,913
Leasehold Improvements  3         6,167       1,027        5,140
                                -------      ------      -------
Total                           $25,343      $3,000      $22,343

     Depreciation expense for the period was $3,000.

NOTE 7   STOCKHOLDERS' EQUITY (DEFICIT)
         -----------------------------

                      Beginning Balance     Additions       Ending Balance
                      -----------------   --------------    --------------
                       Shares   Amount    Shares  Amount    Shares  Amount

Capital Stock              --  $  -- 30,100,000 $   3,010 30,100,000 $  3,010
Additional
Paid-in-Capital            --     --         --   105,658         --  105,658
Retained Earnings
(Deficit)                  --     --         --  (320,080)        -- (320,080)
                      -------  ----- ---------- --------- ---------- --------
Total                      --  $  -- 30,100,000 $(211,412)30,100,000$(211,412)
                      =======  ===== ========== ========= ========== ========

NOTE 8   RELATED PARTY TRANSACTIONS
         --------------------------

     Peter Brown, Esq., a member of the Board of Directors, Vice President and Assistant Secretary of the Company, and a stockholder of the Company, is the managing partner of Brown Raysman Millstein Felder & Steiner LLP, which serves as counsel to the Company. As of September 30, 2004, Brown Raysman Millstein Felder & Steiner LLP has rendered legal services in the amount of $131,602 to the Company. Mr. Brown also has an equity interest in BRMFS Holding LLC, which holds 1,000 shares of TTA. Mr. Brown also serves as a Director and Secretary of TTA.

             DEALER PROSPECTUS DELIVERY OBLIGATIONS

     Until __________, 2005 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under the Nevada Revised Statutes and our Amended and Restated Articles of Incorporation, our directors and officers will have no individual liability to us or our stockholders or creditors for any damages resulting from the officer's or director's act or failure to act in his or her capacity as an officer or director unless it is proven that (i) the officer's or director's act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and (ii) the officer's or director's breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The effect of this statute and our Amended and Restated Articles of Incorporation is to eliminate the individual liability of our officers and directors to the corporation or its stockholders or creditors, unless any act or failure to act of an officer or director meets both situations listed in
(i) and (ii) above.

     Our Amended and Restated Articles of Incorporation provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law. The Nevada Revised Statutes also provide that a corporation may indemnify any officer or director who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer or director of the corporation, or is or was serving at the request of the corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director if (i) there was no breach by the officer or director of his or her fiduciary duties to the corporation involving intentional misconduct, fraud or knowing violation of law; or (ii) the officer or director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses the Company expects to incur in connection with the issuance and distribution of the securities being registered. The Selling Stockholder will not be responsible for any such fees. With the exception of the SEC registration fee, all amounts are estimates.

          Securities and Exchange Commission Registration Fee    $ 1,267
          Printing Fees and Expenses                             $     0
          Legal Fees and Expenses                                $35,000
          Accounting Fees and Expenses                           $10,000
          Miscellaneous                                          $ 3,733

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the Merger, on _________, 2005, Kentex issued to Jenson Services, Inc., a Utah corporation ("Jenson Services"), 520,000 restricted shares of common stock in consideration of Jenson Services' payment of all of Kentex's costs associated with the Merger and for its forgiveness of all past indebtedness of Kentex to Jenson Services. On ___________, 2005, Kentex also issued to its prior legal counsel, Burningham & Burningham, 80,000 restricted shares of common stock in consideration of legal services rendered. With the exception of these shares issued in connection with the Merger, we have not sold any shares of common stock during the past three fiscal years, or since then.

ITEM 27.  EXHIBITS

Exhibit No.  Document

2.1 Agreement and Plan of Merger dated as of December 20, 2004 by and between Kentex Petroleum, Inc. and VidRev Technologies, Inc. (1)

3.1 Amended and Restated Articles of Incorporation of Kentex Petroleum, Inc.
(2)

3.2 Amended and Restated By-Laws of Kentex Petroleum, Inc. (2)

4.1 Registration Rights Agreement by and among VidRev Technologies, Inc. and certain Investors named therein. (2)

5.1 *Opinion of Brown Raysman Millstein Felder & Steiner LLP regarding legality of securities.

10.1 License and Distribution Agreement, dated June 21, 2004 by and between TTA Technologies Limited and VidRev Technologies, Inc. (2)

10.2 Consulting Agreement, dated November 12, 2004 by and between VidRev Technologies, Inc. and Sy Eisenberg. (2)

10.3 Consulting Agreement, dated May 12, 2004 by and between VidRev Technologies, Inc. and Edward J. Rollins. (2)

10.4 Employment Agreement, dated May 25, 2004 by and between VidRev Technologies, Inc. and Errol M. Gerson. (2)

23.1 Consent of Mantyla McReynolds.

23.2 Consent of Davis, Monk & Co.

* To be filed by amendment

(1) Filed as an exhibit to the Registrant's Current Report on Form 8-K, as filed on December 20, 2004 and incorporated herein by reference.

(2)  Filed as an exhibit to the Registrant's Joint Information
Statement/Prospectus on Form S-4, as filed on January 3, 2005, and incorporated herein by reference.

ITEM 27.  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

     (ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                           SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah on January 24, 2005.

                              Kentex Petroleum, Inc.

                              By: /s/ Sarah E. Jenson

                              President and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                              KENTEX PETROLEUM, INC.

                              By: /s/ Sarah E. Jenson

                              President and Director        1/24/05

                              By: /s/ Lisa J. Howells

                              Secretary and Director        1/24/05

                                        40